Exhibit 99

LNB BANCORP, INC. • 2004 THIRD QUARTER REPORT

MESSAGE TO OUR SHAREHOLDERS

We are pleased to report that consolidated total assets increased to a record $770.8 million at September 30, 2004, up 4.0% from the beginning of the year. Net loans grew to $558.7 million at September 30, 2004 as compared to $526.6 at year-end, an increase of 6.1%.The $32.1 million increase occurred in commercial loans, home equity lines of credit and purchased consumer loans.The quality of our loan portfolio is improving, with nonperforming assets and classified loans on the decline.The reserve remains adequate to absorb probable loan loss.These are very positive trends, which we expect will continue for the rest of this year and into 2005.

We are also pleased to report record deposit balances of $602.4 million at September 30, 2004, an increase of $21 million from the beginning of this year.The 3.6% deposit increase is attributable to growth in the noninterest bearing deposits as well as certificates of deposit.

Net Income for the nine months ended September 30, 2004 was $6,310,000, a decrease of 8.1% or $560,000, from $6,870,000, in the comparable period of 2003. This is due to a modest increase in noninterest expenses as well as decreases in net interest income and noninterest income. Offsetting a portion of these changes was a decline of $776,000 in the provision for loan losses for the nine months ended of 2004.

Basic and diluted earnings per share were $.95 during the first nine months of 2004 as compared to $1.04 during the first nine months of 2003. On a quarter-over-quarter basis, third quarter earnings declined from $2,355,000 or $.36 per share in 2003 to $2,074,000 or $.31 in 2004.This represents a 13.9% decline in quarterly basic and diluted earnings per share.

Earnings for the quarter and the nine months continue to be affected by low interest rates that have negatively impacted the yields on loans and securities. Net interest income was $7,172,000 and $20,923,000 for the three and nine month periods ended September 30, 2004, respectively.This represents .6 % and 3.3% decreases from the same periods in 2003. However, recent actions by the Federal Reserve Bank regarding interest rates began to have a positive impact on the Company’s net interest income in September.The impact of these actions and the prospect for further interest rate increases will benefit the Company during the remainder of 2004 and into next year.

Noninterest income declined $531,000 or 15.1% and $636,000 or 7.0% for the quarter and the first nine months of 2004, respectively, as compared to the same period of 2003. However, the higher 2003 noninterest income is attributable to a one time gain of $820,000 from the sale of the Visa credit card portfolio. Excluding the one time gain from 2003, noninterest income for the nine months ended 2004 increased by 2.2%.This is due to a gain on sale of a branch office in Avon Lake, of $285,000. Eliminating both one-time gains of $820,000 and $285,000 in 2003 and 2004 respectively, noninterest income for the nine months ended September 30, 2004, decreased by only 1.2%.

Service charges on deposit accounts and electronic banking fees were down slightly from 2003 levels through the third quarter of 2004 and the first nine months of 2004, however service charges on deposit accounts began to improve in September. Increases in Investment,Trust and Brokerage fees were $53,000 or 1.1 % and 271,000 or 20.2% for the quarter and nine months ended 2004 respectively, compared to the same periods in 2003.This is a positive trend which is expected to continue for the rest of 2004.

Total noninterest expenses increased 5.8% or $374,000 and 2.2% or $407,000 for the third quarter and nine months of 2004, respectively, as compared to 2003, due to increases in marketing and advertising expenses and furniture and equipment expenses.The increase in marketing expenses relates to initiatives that resulted in loan growth of 6.1% and deposit growth of 3.6% for this year. Reductions in professional services of 21.7% helped offset the increased marketing and advertising expenses.These reductions were primarily legal expenses.

Dividends declared per share in 2004 were $.54, an increase of 5.9% from $.51 reported for 2003.Total shareholders’ equity for the year increased by $2.5 million, to $70.6 million.This increase was the result of net income of $6.3 million, less dividends paid of $3.6 million, plus the issuance of shares from treasury for employee benefit plans and the exercise of stock options.

We appreciate and thank you for your continued support

Stanley G. Pijor	James F. Kidd
Chairman of the Board	President and
Chief Executive Officer

CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(Dollars in thousands)	2004	2003
Assets:
Cash and due from banks	$24,362	$24,646
Federal funds sold and short term investments	7,787	3,103
Securities available for sale, at fair value	139,010	143,459
Securities held to maturity, at cost	–	4,789
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	3,993	3,879
Portfolio Loans	560,537	528,096
Loans held for sale	5,521	6,215
Reserve for loan losses	(7,351)	(7,730)

Net loans	558,707	526,581

Premises, equipment and intangible assets (net)	15,221	14,254
Other assets	21,714	20,510

Total Assets	$770,794	$741,221

Liabilities and Shareholder’s Equity:
Noninterest-bearing deposits	$95,379	$86,693
Interest-bearing deposits	507,012	494,651

Total deposits	602,391	581,344

Securities sold under repurchase agreements and other short-term borrowings	15,410	15,023
Federal Home Loan Bank advances	77,299	71,540
Accrued interest,taxes, expenses and other liabilities	5,085	5,179

Total Liabilities	700,185	673,086

Common stock	6,767	6,767
Additional capital	26,243	26,243
Retained earning	41,321	38,714
Accumulated other comprehensive income (loss)	(1,292)	(704)
Treasury stock at cost	(2,430)	(2,885)

Total Shareholders’ Equity	70,609	68,135

Total Liabilities and Shareholders’ Equity	$770,794	741,221

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands except per share amounts)	2004	2003	2004	2003
Interest Income :
Interest and fees on loans	$8,335	8,264	$24,041	24,774
Interest and dividends on securities	1,123	1,125	3,427	3,906
Interest on Federal funds sold and other interest-bearing	24	11	57	32

Total interest income	$9,482	9,400	$27,525	28,712

Interest Expense:
Interest on deposits	$1,713	1,689	$4,934	5,623
Interest on securities sold under agreements to repurchase and other short-term borrowings	61	42	153	157
Interest on Federal Home Loan Bank advances	536	455	1515	1,284

Total interest expense	2,310	2,186	6,602	7,064

Net Interest Income	7,172	7,214	20,923	21,648
Provision for Loan Losses	399	991	1,349	2,125
Net Interest Income after Provision for Loan Losses	$6,773	6,223	$19,574	19,523

Noninterest Income:
Service charges on deposit accounts	$1,131	1,153	$3,146	3,208
Electronic banking fees	614	637	1,888	1,945
Investment, Trust Services and Brokerage Income	539	486	1,611	1,340
Gain on sale of VISA credit card portfolio	–	820	–	820
Gain on sale of securities	158	(1)	381	449
Income from investment in life insurance	157	173	477	550
Other service charges, exchanges and fees	39	83	280	316
Gain on sale of loans	17	54	100	195
Gain on sale of building	285	–	285	–
Other noninterest income	36	102	260	241

Total Noninterest Income	$2,976	3,507	$8,428	9,064

Noninterest Expenses:
Salaries and employee benefits	$3,223	3,388	$9,168	9,436
Net occupancy expenses	407	371	1,190	1,160
Furniture and equipment expenses	717	647	2,046	1,807
Card-related expenses	350	344	1,075	980
Supplies postage and freight	421	316	930	854
Professional services	306	249	840	1,073
Marketing and advertising	264	179	757	584
Ohio Franchise Tax	181	180	549	542
Other noninterest expenses	895	716	2,463	2,175

Noninterest Expenses	6,764	6,390	19,018	18,611

Income Before Income Taxes	2,985	3,340	8,984	9,976
Income Taxes	911	985	2,674	3,106

Net Income	$2,074	2,355	$6,310	6,870

Per Share Data:
Basic Earnings Per Share	$0.31	0.36	$0.95	1.04
Diluted Earnings Per Share	0.31	0.36	0.95	1.04
Dividends Declared Per Share	$0.18	0.17	$0.54	0.51

LNB BANCORP, INC. • 2004 THIRD QUARTER REPORT

LNB “DREAMS START HERE” ADVERTISING FEATURES CUSTOMERS’ DREAMS

In the course of a business day, Lorain National Bank assists thousands of customers with routine banking transactions, from cashing checks to processing deposits to opening accounts of all kinds.

What may seem to get lost in the shuffle is the fact that many bank customers are in the midst of pursuing their dreams of a brighter future, with Lorain National’s help.

Whether it’s investing in a retirement fund, borrowing for a new home or business or saving money for college, many of our customers’ dreams have begun right here.

That is the genesis of Lorain National Bank’s new “Dreams Start Here” advertising campaign, which features the faces of several LNB customers who are well on their way to making their dreams come true.

Each “Dreams” advertisement features bank customers, whose dreams are being fulfilled thanks to their savings, investing or borrowing for the future.

“It’s an excellent illustration of how LNB has played a role in the livelihood of our customers,” said James F. Kidd, president and chief executive officer.“As a community bank, we have always taken an interest in the welfare of our customers, regardless of their needs. If they succeed, so do we.”

“While we can’t take credit for their dreams, we are pleased to assist our customers with the financial tools necessary to help them succeed,” he adds.

Several LNB customers will be featured in print advertising for the remainder of 2004 and all of 2005. Business customers and consumers are being featured in photographs at their business or home settings.

The first flight of ads features business customers, to be followed by consumers at the first of the new year.A mix of each will be scheduled throughout 2005.

LNB BANCORP, INC. • 2004 THIRD QUARTER REPORT

LNB BANCORP, INC. AND SUBSIDIARY LOCATIONS

Lorain National Bank	Charleston Insurance	Charleston Title	North Coast Community	Mortgage One Banc
457 Broadway	Agency, Inc.	Agency, LLC	Development	6155 Park Square, Suite 1
Lorain, Ohio 44052	457 Broadway	424 Middle Avenue	Corporation	Lorain, Ohio 44053
(440) 244-6000	Lorain, Ohio 44052	Elyria, Ohio 44035	457 Broadway	(440) 985-7676
(800) 860-1007	(440) 244-7158	(440) 244-5212	Lorain, Ohio 44052
	(800) 845-2152	(440) 284-5165	(440) 244-7145
(440) 244-7212

LNB BANKING CENTERS, ATMS, LNB INVESTMENT AND TRUST SERVICES AND LNB INVESTMENT CENTER

Lorain Banking Centers
Main
457 Broadway
Lorain, Ohio 44052
(440) 244-7185
Sixth Street Drive-In** 200 Sixth Street Lorain, Ohio 44052 (440) 244-7242
Kansas Avenue 1604 Kansas Avenue Lorain, Ohio 44052 (440) 288-9151
Oberlin Avenue 3660 Oberlin Avenue Lorain, Ohio 44053 (440) 282-9196
Pearl Avenue 2850 Pearl Avenue Lorain, Ohio 44055 (440) 277-1103
West Park Drive-In** 2130 West Park Drive Lorain, Ohio 44053 (440) 989-3131
Amherst Banking Center
Amherst 1175 Cleveland Avenue Amherst, Ohio 44001 (440) 988-4423 Avon Banking Center
Avon 2100 Center Road Avon, Ohio 44011 (440) 934-7922
Avon Lake Banking Center
Avon Lake 32960 Walker Road Avon Lake, Ohio 44012 (440) 933-2186
ATM service available wherever you see this symbol
* Restricted to residents, their visitors and employees
** Drive-In service only

Elyria Banking Centers
Ely Square 124 Middle Avenue Elyria, Ohio 44035 (440) 323-4621
Cleveland Street 801 Cleveland Street Elyria, Ohio 44035 (440) 365-8397
Lake Avenue 42935 North Ridge Road Elyria Township, Ohio 44035 (440) 233-7196
Elyria United MethodistVillage* 807 West Avenue Elyria, Ohio 44035 (440) 323-6488
Village of LaGrange Banking Center
Village of LaGrange 546 North Center Street Village of LaGrange, Ohio 44050 (440) 355-6734
Oberlin Banking Centers
Kendal at Oberlin* 600 Kendal Drive Oberlin, Ohio 44074 (440) 774-5400
Oberlin 40 East College Street Oberlin, Ohio 44074 (440) 775-1361
Olmsted Township Banking Centers
Olmsted Township 27095 Bagley Road Olmsted Township, Ohio 44138 (440) 235-4600
The Renaissance* 26376 John Road Olmsted Township, Ohio 44138 (440) 427-0041

Vermilion Banking Center
Vermilion 4455 East Liberty Avenue Vermilion, Ohio 44089 (440) 967-3124
Westlake Banking Center
Westlake Village* 28550 Westlake Village Drive Westlake, Ohio 44145 (440) 808-0229
ATMs
Captain Larry’s Shell 1317 State Route 60 Vermilion, Ohio 44089
Dad’s Sunoco 7580 Leavitt Road State Route 58 Amherst, Ohio 44001
Gateway Plaza 3451 Colorado Avenue Lorain, Ohio 44052
Grafton Station 537 Main Street Grafton, Ohio 44044
CHP Physicians’ Center 3700 Kolbe Road Lorain, Ohio 44053
Lorain County Community College 1005 North Abbe Road Elyria, Ohio 44035
Lowe’s Home Improvement Warehouse 620 Midway Boulevard Elyria, Ohio 44035
Other Offices
Executive 457 Broadway Lorain, Ohio 44052 (440) 244-7123
Accounting 457 Broadway Lorain, Ohio 44052 (440) 244-7171
Retail Administration 457 Broadway Lorain, Ohio 44052 (440) 244-7253

Commercial and Consumer Loans 457 Broadway Lorain, Ohio 44052 (440) 244-7219 (440) 989-3348
Customer Service 2130 West Park Drive Lorain, Ohio 44053 (440) 989-3348 (800) 860-1007
Human Resources 2130 West Park Drive Lorain, Ohio 44053 (440) 989-3139
Purchasing 2150 West Park Drive Lorain, Ohio 44053 (440) 989-3236
Technology Center 2130 West Park Drive Lorain, Ohio 44053 (440) 989-3301
Electronic Banking 2130 West Park Drive Lorain, Ohio 44053 (440) 989-3348
LNB Investment and Trust Services
457 Broadway Lorain, Ohio 44052 (440) 244-7148
LNB Investment Center
457 Broadway Lorain, Ohio 44052 (440) 244-7241 (800) 845-2152
All Other Offices Not Listed
Toll Free (800) 860-1007 Lorain (440) 244-6000
TeleBanker
TeleBanker (440) 245-4562 TeleBanker (800) 610-9033
Internet: www.4LNB.com
(440) 989-3348